Exhibit 99

FOR IMMEDIATE RELEASE

POST FALLS, IDAHO, September 11, 2017

On September 8, 2017, Genesis Financial, Inc. (OTCQB: GFNL), entered a Capital Stock Exchange Agreement to acquire Epoint Payment Corp. ("EPOINT"). For additional details see Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017.

EPOINT is a development stage company which intends to initiate financial services with an integrated “Mobile First” enabled program targeting underbanked and unbanked customers.

EPOINT intends to target customers in North America, Mexico, Latin America and other high value markets, delivering a range of proven products and services including but not limited to, micro credit advances, mobile phone device financing, money transfers, mobile wallet and prepaid debit cards, bill payments, mobile top up, check processing, insurance and travel.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "intend" and "expect" and similar expressions, as they relate to Genesis Financial, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.